 As filed with the Securities and Exchange Commission on March 12, 2019.

Registration No. 333-210615

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

Form S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Macquarie Infrastructure Corporation

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	43-2052503
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

125 West 55th Street
New York, New York 10019
(212) 231-1000

(Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

Michael Kernan, Esq.
General Counsel and Secretary
125 West 55th Street
New York, New York 10019
(212) 231-1000

(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

Copy to:

Michelle B. Rutta, Esq.
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
(212) 819-8200

Approximate date of commencement of proposed sale to the public:

Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Deregistration of Securities

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-210615) (the “Registration Statement”) of Macquarie Infrastructure Corporation, a Delaware corporation (the “Company”), which was originally filed with the U.S. Securities and Exchange Commission on April 5, 2016. The Registration Statement registered shares of the Company’s common stock, par value $0.001 per share.

The Company is seeking to terminate the effectiveness of the Registration Statement and deregister all such shares that remain unsold because the Company’s obligation to keep the Registration Statement effective has expired. In accordance with the Company’s undertaking in Part II, Item 17(3) of the Registration Statement, the Company is deregistering by means of this post-effective amendment any shares remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 12, 2019.

Macquarie Infrastructure Corporation

By:	/s/ Christopher Frost
Name: Christopher Frost Title: Chief Executive Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.